Exhibit 99.1

Orchestra BioMed Announces Proposed Public Offering

NEW HOPE, Pa., July 31, 2025 (GLOBE NEWSWIRE) — Orchestra BioMed Holdings, Inc. (Nasdaq: OBIO, “Orchestra BioMed” or the “Company”), a biomedical company accelerating high-impact technologies to patients through risk-reward sharing partnerships, announced today that it has commenced an underwritten public offering of shares of its common stock and, in lieu of common stock to certain investors, pre-funded warrants to purchase shares of its common stock (the “Offering”). All of the securities are being offered by the Company. In addition, the Company intends to grant the underwriters a 30-day option to purchase up to an additional 15% of shares of its common stock and pre-funded warrants sold in the Offering at the public offering price per share, less underwriting discounts and commissions. The Offering is subject to market and other conditions, and there can be no assurance as to whether or when the Offering may be completed, or as to the actual size or terms of the Offering.

The Company intends to use the net proceeds it receives from the Offering, together with its existing cash and cash equivalents, to fund the Company’s atrioventricular interval modulation (“AVIM”) therapy program and the execution of the BACKBEAT study and to fund its Virtue Sirolimus AngioInfusion Balloon (“SAB”) program and the planned Virtue SAB trial, as well as research and clinical development of other current or additional product candidates, and the remainder for working capital and other general corporate purposes.

Piper Sandler and TD Cowen are acting as joint book-running managers for the Offering.

The securities described above are being offered pursuant to a shelf registration statement on Form S-3 (File No. 333-279430) that was filed with the Securities and Exchange Commission (the “SEC”) on May 15, 2024 and declared effective on May 24, 2024. The Offering is being made only by means of a prospectus supplement and an accompanying prospectus that form a part of the registration statement. A preliminary prospectus supplement related to and describing the terms of the Offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov. Copies of the preliminary prospectus supplement and an accompanying prospectus related to the Offering may also be obtained, when available, from: Piper Sandler & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, Minnesota 55402, or by telephone at (800) 747-3924, or by email at prospectus@psc.com; or TD Securities (USA) LLC, 1 Vanderbilt Avenue, New York, New York 10017, by telephone at (833) 297-2926, or by email at TD.ECM_Prospectus@tdsecurities.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Orchestra BioMed

Orchestra BioMed (Nasdaq: OBIO) is a biomedical innovation company accelerating high-impact technologies to patients through risk-reward sharing partnerships with leading medical device companies. Orchestra BioMed’s partnership-enabled business model focuses on forging strategic collaborations with leading medical device companies to drive successful global commercialization of products it develops. Orchestra BioMed’s lead product candidate is AVIM therapy for the treatment of hypertension, the leading risk factor for death worldwide. Orchestra BioMed is also developing Virtue SAB for the treatment of atherosclerotic artery disease, the leading cause of mortality worldwide. Orchestra BioMed has a strategic collaboration with Medtronic, one of the largest medical device companies in the world, for development and commercialization of AVIM therapy for the treatment of hypertension in pacemaker-indicated patients, and a strategic partnership with Terumo, a global leader in medical technology, for development and commercialization of Virtue SAB for the treatment of artery disease. The Company has received four Breakthrough Device Designations from the U.S. Food and Drug Administration across these two core programs, reflecting the significant potential of its technologies to address high unmet needs in cardiovascular care.

Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the proposed Offering, including the completion and timing of the Offering, the anticipated use of proceeds from the Offering and the expectation to grant the underwriters a 30-day option to purchase additional shares. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political, and legal conditions; risks related to regulatory approval of the Company’s commercial product candidates and ongoing regulation of the Company’s product candidates, if approved; the timing of, and the Company’s ability to achieve expected regulatory and business milestones; the impact of competitive products and product candidates; and the risk factors discussed under the heading “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on March 31, 2025, and the risk factor discussed under the heading “Item 1A. Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, which was filed with the SEC on May 12, 2025, as such discussion may be updated from time to time by subsequent filings the Company may make with the SEC, as well as the risks identified in the registration statement and the preliminary prospectus supplement relating to the Offering.

The Company operates in a very competitive and rapidly changing environment. New risks emerge from time to time. Given these risks and uncertainties, the Company cautions against placing undue reliance on these forward-looking statements, which only speak as of the date of this press release. The Company does not plan and undertakes no obligation to update any of the forward-looking statements made herein, except as required by law.

Investor Contact
Silas Newcomb
Orchestra BioMed
Snewcomb@orchestrabiomed.com

Media Contact
Kelsey Kirk-Ellis
Orchestra BioMed
Kkirkellis@orchestrabiomed.com